Exhibit 10.8

Execution Copy

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is entered into as of the 1st day of June, 2005, by and between AEROSPACE/DEFENSE, INC., a South Carolina corporation (“Landlord”), and FORCE PROTECTION INDUSTRIES, INC. (FORMERLY TECHNICAL SOLUTIONS GROUP, INC.), a Nevada corporation and FORCE PROTECTION, INC., a Nevada corporation (collectively, the “Tenant”).

Upon the terms and subject to the conditions hereinafter set forth, the Landlord leases to the Tenant and the Tenant leases from Landlord, the premises hereinafter described:

1.                                      THE PREMISES.

A.                                   The premises hereby leased to the Tenant is a portion of the office area located in a building (“Building No. 1 or the “Building”) which is part of an industrial development located in Ladson, Charleston County, South Carolina (“Project”). The term “Premises” means and is comprised of (i) the office area of approximately 7,190 square feet outlined and marked “Office Area” on Exhibit A attached hereto and made a part hereof, and (ii) the warehouse area of approximately 9,139 square feet outlined and marked “Warehouse Area” on Exhibit A, and (iii) subject to Subsection 5C hereof, the “Common Areas” (hereinafter defined).

B.                                     Tenant represents that Tenant has examined the physical condition of the Premises and has found them satisfactory for all purposes hereof and Tenant accepts the Premises in their present condition, “AS IS,” subject to Landlord’s obligations under Section 9A.

2.                                      TERM.

A.                                   Subject to the relocation rights of the Landlord under Section 2A, the term of this Lease shall commence as of June 1, 2005 and expire on July 14, 2008 (“Initial Term”). The Initial Term and any extension under the Option Period (described in Subsection 2C below) thereof are hereinafter referred to collectively as the “Term.”

B.                                     For purposes of this Lease the term “Lease Year” shall refer to a period of twelve (12) consecutive months. The first Lease Year shall commence as of June 1, 2005 (“Commencement Date”) and end May 31, 2006. Each subsequent Lease Year shall commence on the anniversary of the Commencement Date.

C.                                     Tenant shall have one (1) option to renew and extend the Initial Term for a five (5) year period (“Option Period”). Tenant may exercise the option by notice in writing to Landlord served at least six (6) months and not more than twelve (12) months prior to the end of the last year of the Initial Term hereunder. Conditions to exercising the option to renew this Lease shall be that (i) Tenant shall not be in default in the performance of any terms, covenants, or conditions of this Lease, and (ii) Tenant shall have exercised its option to renew and extend the term of that certain Industrial Lease between the parties hereto dated as of July 13, 2004, covering premises known as Building No. 2 of the Project (the “Building No. 2 Lease”) pursuant to Subsection 2C therein. All terms and conditions of this Lease shall be applicable to the Option Period referred to in this Subsection 2C.

2A.                            RELOCATION OF THE PREMISES.

A.                                   Effective at any time following the first Lease Year of the Initial Term, Landlord may elect, by giving written notice of such election to Tenant, to require Tenant to surrender possession of all of the Premises for the remainder of the Term (the “Relocation Notice”). The Relocation Notice shall designate the date by which possession of the Premises shall be surrendered by Tenant (the “Surrender Date”), which date shall not be earlier than ninety (90) days after the date on which the Relocation Notice is given.

B.                                     If Tenant shall be required to surrender possession of the Premises pursuant to a Relocation Notice, the Landlord shall provide to the Tenant comparable space including comparable parking, utilities and leasehold improvements as or similar to attachments and other specifications (reasonably comparable in size, type and quality of construction to the Premises as improved by the Tenant pursuant to Section 8A and B at another location within the Project that has unobstructed frontage (except for landscape) on U.S. Highway 78, which is generally northeast of the Building, and is located no further from U.S. 78 than the Premises (the “Relocation Premises”). Within sixty (60) days after the Relocation Notice shall be given, Landlord and Tenant shall execute and deliver an amendment to this Lease (the “Relocation Amendment”) which shall substitute a description of the Relocation Premises for the description of the Premises contained herein and shall modify Exhibit A (delineating the Relocation Premises) accordingly; otherwise, all other terms and conditions of this Lease shall be applicable to Tenant’s occupancy of the Relocation Premises.

C.                                     In the event the Tenant relocates to the Relocation Premises as provided above, the Landlord shall reimburse the Tenant reasonable moving expenses for Tenant to move its office furniture, equipment and other personal property from the Premises to the Relocation Premises within ten (10) days after receiving an invoice for the amount thereof, together with details and documentation (including copies of original invoices and receipts) relating to such moving costs.

D.                                    Notwithstanding anything contained in this Section 2A (Relocation of the  Premises) to the contrary, (i) if the Surrender Date in the Relocation Notice occurs during the last twelve (12) months of the Initial Term, the Landlord shall not be required to provide a Relocation Premises unless the Tenant provides to Landlord within fifteen (15) days of the receipt of the Relocation Notice, a notice (“Option Notice”) of Tenant’s desire to exercise its options to renew and extend the Term of this Lease and Building No. 2 Lease for the Option Period (as defined herein and in the Building No. 2 Lease); if the Tenant fails to provide to the Landlord an Option Notice within the said fifteen (15) day period, the Term of this Lease shall terminate on the Surrender Date; and (ii) if the Surrender Date occurs during the last twenty-four (24) months of the Option Period, the Landlord shall not be required to provide a Relocation Premises, in which event, the Term of this Lease shall terminate on the Surrender Date unless the Tenant and Landlord otherwise mutually agree pursuant to an amendment to this Lease duly executed by the parties hereto pursuant to Subsection 27K.

E.                                      If this Lease shall terminate on the Surrender Date pursuant to Subsection 2D, the rights and obligations of the parties hereunder shall cease as of the Surrender Date (except that both parties shall remain liable for any accrued obligations arising under this Lease prior to the Surrender Date) and the monthly Base Rent for the final month in which the Surrender Date occurs shall be pro-rated as of the Surrender Date. No further documentation shall be required to effect the termination of this Lease, but each party agrees that, upon the request of the other party to do so, it shall execute, acknowledge and deliver an appropriate instrument evidencing such termination prepared by or at the expense of the party requesting the same.

3.                                      BASE RENT.

A.                                   No Base Rent (hereinafter defined) shall be due for the first sixty (60) days of the Initial Term to allow the Tenant to complete the tenant leasehold improvements described under Section 8A. Beginning on the sixty-first (61st) day after the Commencement Date (the “Rent Commencement Date”), and for the remainder of the first Lease Year, Tenant agrees to pay to the Landlord, without previous demand therefore and, without any set-off or deduction whatsoever, the following monthly net rent (“Base Rent”)(1): $9,989.98 per month. All monthly Base Rent shall be due and payable on the first business day of each calendar month during the Term. If the Rent Commencement Date does not occur on the first day of the month, then (i) the monthly Base Rent for the calendar month during which the Rent Commencement Date occurs shall be pro-rated to cover the period between the Rent Commencement Date and the last day of that month, and the Base Rent for that month shall be due and payable on the Rent Commencement Date; and (ii) the Base Rent for the last calendar month for each Lease Year shall be pro-rated between the then existing Base Rent for the then concluding Lease Year and the adjusted Base Rent for the new Lease Year as calculated pursuant to Subsection B below.

B.                                     Commencing with the first day of the second Lease Year, to-wit: June 1, 2006 (“First Adjustment Date”) and on the first day of each Lease Year thereafter (“Subsequent Adjustment Date”) during the Initial Term and Option Period, the amount of the monthly Base Rent due under this Lease shall be increased by an amount equal to the product of the then current monthly Base Rent multiplied by a three percent (3%). Therefore, the monthly Base Rent for the second Lease Year shall be $10,289.68; for the third Lease Year, $10,598.37; and increased so forth throughout the entire Term of this Lease.

C.                                     All monthly Base Rent payments and any other payments due Landlord under this Lease shall be made without any setoff or deduction whatsoever and shall be payable and delivered to:

Aerospace/Defense, Inc.

4383 Jenkins Avenue

North Charleston, SC 29405

(1) Base Rent for the first Lease Year shall be based on an annualized rate of $119,879.75, being the sum of (a) $71,900.00 calculated at $10.00 per square foot per year for 7,190 square feet of “Office Area” and (b) $47,979.75 calculated at $5.25 per square foot per year for 9,139 square feet of “Warehouse Area.”

or to such other place as may be designated by notice in writing from Landlord to Tenant. Base Rent and other payments due Landlord by the Tenant under this Lease received more than ten (10) days after the due date of such payment shall be subjected to a late penalty of one point five percent (1.5%) of the amount of such payment for each month, or portion thereof, such payment is late. No payment by Tenant or receipt by Landlord of any lesser sum than the monthly Base Rent stipulated in this Lease shall be deemed to waive the right of Landlord to receive in a timely manner the full amount due and payable to the Landlord.

4.                                      UTILITIES.

A.                                   Provided Tenant only consumes water and electricity for personal and office use and not for any manufacturing process or non-office use, Tenant’s pro rata portion of the Project’s water and electricity bill is included in the Base Rent. (No gas is provided to the Premises.) Subject to Section 23 (Force Majeure), the Landlord shall not interrupt, or cause to be interrupted, any such utility service (water and electricity) for a period longer than 36 hours. No such interruption of utility service shall relieve Tenant from any of its obligations under this Lease.

B.                                     Tenant’s pro rata share of the county solid waste recycling fee paid by the Project for solid waste hauled from the Project shall be an amount equal to the product of (1) the total solid waste recycling fee paid by the Project for the period in question, multiplied by (2) a fraction having as its numerator the volume of any trash dumpster utilized by the Tenant at the Premises during the period in question and as its denominator the volume of all trash dumpsters at all buildings in the Project picked up during the same time period. For purposes of this subparagraph, the volume of a trash dumpster picked up during a billing period will be determined by multiplying the capacity of the trash dumpster in cubic yards by the number of times such trash dumpster is picked up during the billing period, whether or not such trash dumpster was filled to capacity at the time it was picked up. It is acknowledged by the parties that the Tenant shall provide the Tenant’s own trash dumpsters and shall pay for the hauling of trash therefrom.

C.                                     Tenant shall provide and contract for Tenant’s own telephone/telephonic, internal telecommunications, cabling and computer network (LAN, WAN, etc.) needs in and associated with the Premises - - with its own separate telephone numbers, wiring and cables, and in connection therewith shall be free to make such modifications to the Premises as may be reasonable and necessary for such purpose.

5.                                      TAXES AND COMMON AREAS.

A.                                   Landlord shall pay, prior to delinquency, all real property taxes and assessments which are levied, imposed, or assessed upon or against the Building. Tenant shall not be responsible for any portion of such real property taxes and assessments.

B.                                     Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, inventory and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s personal property shall be assessed with Landlord’s real property, Tenant shall pay Landlord the taxes attributable to Tenant within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Tenant’s property, together with a copy of the taxing authority’s billing to Landlord.

C.                                     The term “Common Areas” as used in this Lease means those parts of and adjacent to Building No. 1 marked “Common Areas” on Exhibit A-1 [the roadway leading from U.S. Highway 78 to the parking area, and the parking area in front of Building No. 1]. Landlord hereby grants to Tenant and Tenant’s customers, invitees and employees for the entire Term, the right to use, in common with Landlord, Landlord’s invitees and employees and with the other lessees and occupants of Project and their respective customers, invitees and employees, the Common Areas for their intended purposes, subject to reasonable, rules and regulations (“Rules and Regulations”) to be promulgated by Landlord for the convenience and safety of all of the lessees, occupants and users of the Project. Landlord will have the right to make reasonable modifications and additions to the Rules and Regulations from time to time. In addition, the Landlord reserves the right to assign, limit or designate exact parking spaces for the Tenant and other lessees and occupants of Building No. 1 and their respective employees and invitees and to close all or any portion of the parking area or other Common Areas to such extent as may, in the opinion of the Landlord, be necessary to maintain, repair or renovate same. Except for senior management of the Tenant (approximately 12 employees) and occasional visitors and customers of the Tenant, the Tenant shall cause its other employees and guests to park in the common area parking lots designated in the Building No. 2 Lease during such temporary maintenance, repair and renovation of parking.  In the event of additional tenants coming into Building 1, requiring parking that creates needs beyond the current 124 spaces available, FPI will receive reasonable space allocation and right upon receiving Landlord’s prior written approval, to extend the current parking spaces.

(i)                                     During the Term, Landlord will maintain the Common Areas in good order and condition. Tenant shall not be responsible for paying any so-called common area maintenance charges; however, notwithstanding the foregoing, if the necessity for repairs to any Common Areas (such as, for example, the common area restrooms) shall have arisen from or shall have been caused by the negligence or willful acts of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors, Landlord may make or cause the same to be made, but shall not be obligated to do so, and Tenant agrees to pay to Landlord promptly upon Landlord’s demand, the cost of such repairs, if made. In the event Landlord elects not to make such repairs, Landlord may require Tenant to make such repairs at Tenant’s sole cost and expense.

(ii)                                  Landlord shall have the right, at Landlord’s sole cost and expense, to relocate, change, move or alter the Common Areas, so long as restroom facilities are available to the Tenant and 24-hour pedestrian ingress to and egress from the Premises is not materially disturbed.

6.                                      SIGNAGE.

Tenant shall have the option to install, at Tenant’s cost, a sign at a location near the entrance to the Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any sign constructed by Tenant must be of a size and at a location which will not detract from the image and unity of the Project and Building.

7.                                      USE.

A.                                   Tenant shall use the Premises for offices associated with Tenant’s business located in Building No. 2 and Building No. 3 within the Project currently under lease from Landlord. Outside storage, including without limitation, trucks and other vehicles, is prohibited. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb or endanger the Landlord or any other tenants or occupants of Building No. 1 or unreasonably interfere with their use of Building No. 1. Without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable.

B.                                     Tenant shall not commit or suffer to be committed any waste upon or about the Premises, the Common Areas, and the Building.

8.                                      COMPLIANCE WITH LAWS AND GOVERNMENTAL REGULATIONS.

A.                                   Tenant shall at all times during the Term be in full compliance with any and all federal, state and local governmental rules and regulations, ordinances and similar provisions having the force and effect of law (collectively, “Laws”) which are or would be applicable to the use of the Premises and the business being conducted within the Premises.

B.                                     Landlord shall be responsible for any alteration or improvements or repairs to the Common Areas ordered by any governmental authority or required under applicable Laws, provided, however, Tenant shall be obligated to make any alterations, repairs or improvements to the Common Areas that are necessary because they relate primarily to the occupancy or use of Tenant or Tenant’s business in the Premises.

8A.                            TENANT’S LEASEHOLD IMPROVEMENTS.

A.                                   Tenant’s Leasehold Improvements to the Warehouse Area.  Within 60 days after the execution of this Lease and subject to the provisions of Section 10 (Alterations by Tenant), Tenant will, at Tenant’s sole cost and expense, without contribution by the Landlord, perform or caused to be performed the work described in Exhibit B of this Lease (“Tenant’s Improvements to the Warehouse Area”). The plans and specifications for Tenant’s Improvements to the Warehouse Area attached hereto as Exhibit B-1 are hereby approved by the Landlord, and shall not be substantially changed by the Tenant without the prior written consent of the Landlord. During construction of Tenant’s Improvements to the Warehouse Area, Tenant and its contractors and agents shall take reasonable precaution not to damage the existing structure of the Building and other areas within and adjacent to the Building.

B.                                     Tenant’s Leasehold Improvements to the Office Area.  Within 60 days of the execution of this Lease and subject to the provisions of Section 10 (Alterations by Tenant), Tenant will, at Tenant’s sole cost and expense, without, contribution by the Landlord, perform or cause to be performed the work described in Exhibit C (GENERAL SPECIFICATION DOCUMENT C-1 ATTACHED) of this Lease (“Tenant’s Improvements to the Office Area” which for purposes of this Subsection B, only, may also be referred to as “Improvements”). The plans and specifications for the Improvements are attached hereto as Exhibit C-1 and are hereby approved by the Landlord and shall not be substantially changed by the Tenant without the prior written consent of the Landlord. During construction of the Improvements, Tenant and its contractors and agents shall take precaution not to damage the existing structure of the Building and other areas within and adjacent to the Building.

C.                                     Right to Inspect.  During the construction of Tenant’s improvements under this Section 8A, and at the completion of such improvements, Landlord’s representatives shall have the right (but the Landlord shall have no duty or obligation whatsoever) to inspect the work related to the construction and completion of such improvements upon reasonable prior notice to the Tenant; provided, however, notwithstanding the foregoing, any such inspections shall not (a) be relied upon by the Tenant or Tenant’s contractor for any reason whatsoever, and (b) be deemed to relieve the Tenant of its representations and obligations to complete such improvements in accordance with the terms and provisions of this Section 8A. During the period that the Tenant is constructing the improvements in or upon the Premises, it will cause its contractor and other invitees to work so as not to unreasonably or unnecessarily interfere with the operations of the other lessees and occupants of the Building.

9.                                      MAINTENANCE AND REPAIR.

A.                                   Landlord shall at its expense maintain only the roof, foundation and structural soundness of the exterior walls of Building No. 1 in good repair. Tenant shall repair and pay for any damages caused by the negligence of the Tenant, or Tenant’s employees, agents or invitees, or caused by Tenant’s fault hereunder. The term “walls” as used herein shall not include windows, glass or plate glass, doors, or entries to the Premises. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have reasonable opportunity and access to the Premises to repair same or cure such defect. Landlord’s liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Landlord shall promptly, at Landlord’s cost and expense, make all necessary replacements, restorations, renewals and repairs to the Premises Landlord is required to maintain as hereinabove provided in this Subsection 9A. Repairs, restorations, renewals and replacements shall, to the extent possible, be at least equivalent in quality of the original work or the property replaced, as the case may be. Any injury sustained by any person because of the Landlord’s failure to perform its obligations as hereinabove provided in this Subsection 9A shall be the responsibility of Landlord and Landlord shall indemnify and hold Tenant harmless from and against all claims and actions for injuries in connection therewith, including, but not limited to attorney’s and other professional fees, and any other cost which Tenant might reasonably incur.

B.                                     Tenant acknowledges that it is leasing the Premises in their “AS-IS” condition. Except as provided in Section 9A, Section 13, and Section 14 hereof, Tenant shall promptly throughout the Term at Tenant’s cost and expense, take good care of and maintain the Premises (including, but not limited to, all Tenant Improvements to the Warehouse Area and all

Tenant Improvements to the Office Area, windows, glass and plate glass, doors, office entries, interior walls and finish work, floors and floor coverings, heating and air-conditioning systems) in good order, repair and condition and in neat, clean and safe condition, fair wear and tear excepted. In meeting its obligations pursuant to this Section 9B, Tenant may repair (rather than replace) any component of the Premises which Tenant is required to maintain unless such component cannot be repaired, in which event replacement shall be required. Tenant shall promptly, at Tenant’s cost and expense, make all necessary replacements, restorations, renewals and repairs to portions of the Premises Tenant is required to maintain. Repairs, restorations, renewals and replacements shall, to the extent possible, be at least equivalent in quality of the original work or the property replaced, as the case may be, and shall become the property of the Landlord. Tenant will not overload the electrical wiring serving the Premises, and will install at its expense, subject to the provisions of Section 10, any additional electrical wiring which may be required in connection with Tenant’s apparatus. Any damage or injury sustained by any person because of mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair shall be the obligation of Tenant as provided in this Subsection B, shall be the responsibility of the Tenant, and Tenant shall indemnify and hold Landlord harmless from and against all claims, actions, injuries, damages and liability in connection therewith, including, but not limited to attorney’s and other professional fees, and any other cost which Landlord might reasonably incur.

10.                                ALTERATIONS BY TENANT.

A.                                   Tenant will not make any alterations, renovations, improvements or other installations in, on or to the Premises or any part thereof (including, without limitation, any structural alterations, or any cutting or drilling into any part of the Premises or any securing of any fixture, apparatus, or equipment of any kind to any part of the Premises) unless and until Tenant shall have caused plans and specifications therefore to have been prepared, at Tenant’s expense, by an architect or other duly qualified person and shall have obtained Landlord’s written approval thereof. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, efficiently, competently and in a good and workmanlike manner by duly qualified and licensed persons or entities, using first grade materials, without interference with or disruption to the operations of tenants or other occupants of the Building. All such work shall comply with all applicable governmental codes, rules, regulations and ordinances.

B.                                     All improvements installed or constructed by or on behalf of the Tenant shall at the expiration of the Term or termination of this Lease become the property of Landlord and shall not be removed from the Premises. All trade fixtures, furniture, furnishings and signs installed in or upon the Premises by Tenant shall remain the property of Tenant and shall be removed upon the expiration of the term of this Lease, provided however, that if Tenant fails to remove such items from the Premises prior to the expiration or earlier termination of this Lease, all such trade fixtures, furniture, furnishings and signs shall at the option of the Landlord become the property of Landlord unless Landlord elects to require their removal in which case Tenant shall promptly remove same and restore the Premises to its prior condition. Tenant shall forthwith promptly and diligently repair any damage to the Premises or the Building caused by the installation and/or removal of the Tenant’s equipment, machinery, trade fixtures and movables. The obligations and liabilities of the Tenant under this section shall survive the Term of this Lease.

C.                                     No work performed by or on behalf of the Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic’s or other lien shall be allowed against the Premises, the Building, any portion of the Project or the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises and the Building, and shall obtain and deliver to Landlord “releases” or waivers of liens from all parties doing work in the Premises or the Building and an affidavit from Tenant stating that all bills have been paid with regard to such work and that there are no outstanding obligations owed with respect to any such work done in the Premises. In the event any mechanic’s or other lien shall at any time be filed against the Premises, the Building, any portion of the Project or the estate of the Landlord by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith promptly cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorney’s fees and expenses incurred by Landlord either defending against such lien or in procuring the discharge of such lien, together with interest thereon shall be due and payable by Tenant to Landlord as an additional charge due and payable immediately upon the presentation of an invoice by Landlord to Tenant.

11.                                INDEMNIFICATION.

Tenant agrees, to the extent not expressly prohibited by law, to pay, and to protect, defend, indemnify and save harmless Landlord from and against all liabilities, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments (collectively, “Liabilities”) of any nature whatsoever which may be imposed upon or incurred by or asserted against Landlord by reason of (i) any accident, injury to or illness or death of any person, or any damage to property occurring on the Premises or in the Building during the Term or while Tenant, Tenant’s agents, employees, invitees or contractors or parties claiming through Tenant are in possession of or conducting any activities on the Premises (except to the extent caused by the negligence or willful misconduct of Landlord), (ii) any accident, injury to, illness or death of any person, or any damage to property (excluding property covered by Landlord’s property insurance policies) arising out of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, invitees or contractors in any portion of the Project outside the Building during the Term, and (iii) any failure by Tenant to perform or comply with any of the terms of this Lease or of any contracts, agreements, restriction, or laws affecting the Premises or any part thereof. The obligations and liabilities of the Tenant under this section shall survive the Term of this Lease.

12.                                INSURANCE.

A.                                   Throughout the Term and at no cost to the Tenant, the Landlord will maintain fire and casualty insurance over Building No. 1 in such amounts as it deems necessary.

B.                                     (i)                                     Tenant, at its expense, will maintain from and after the date of this Lease and throughout the Term, comprehensive general liability insurance against claims on account of bodily injury, death or property damage incurred upon or adjacent any part of the Premises. Such insurance policy will have limits of not less than Three Million and No/100 Dollars ($3,000,000) per occurrence in respect to bodily injury or death and not less than One Million and No/100 Dollars $1,000,000) per occurrence in respect to property damage and provide contractual coverage of Tenant’s liability to Landlord assumed under the indemnification provisions of this Lease. Landlord shall be named as an additional insured under the insurance required under this Subsection 12B(i), and the Tenant shall deliver to Landlord a certificate evidencing such insurance before the Commencement Date and thereafter upon reasonable request.

(ii)                                  Tenant, at its expense, shall maintain and provide throughout the Term insurance coverage against loss or damage by fire or other risks provided by broad form extended coverage endorsement covering all property and chattels belonging to or under the care, custody or control of Tenant and located within or at the Premises. Landlord shall not be liable for any damage to or loss of such property and chattels, regardless of the cause of such damage or loss.

C.                                     All insurance required by the Tenant hereunder shall be primary and not excess with any insurance, coinsurance or self insurance maintained by Landlord. Certificates of insurance evidencing the insurance required hereunder shall be delivered to Landlord on or before the Commencement Date and thereafter upon reasonable request.

D.                                    Each party hereto expressly waives any and every claim which arises or may arise in such party’s favor against the other party and such party’s shareholders, partners, officers, and employees during the Term for any and all loss of or damage to any of such party’s property, located within or upon or constituting a part of, the Premises or Project, which loss or damage is caused by a peril required by this Lease to be covered by the insurance of the party incurring the loss. Inasmuch as the mutual waivers in this section will preclude the assignment of any claim by way of subrogation (or otherwise) to an insurance company (or any other party), each party hereby agrees to give immediately to each insurance company which has issued to such party policies of property insurance, written notice of the terms of the mutual waivers of subrogation and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of such waivers.

E.                                      If, by reason of any act or omission of Tenant, the rate of any insurance maintained by Landlord with respect to the Common Areas or the Premises shall be increased, Tenant shall reimburse Landlord for that portion of the premiums to be paid by Landlord due to such act or omission as additional rent due hereunder. If, due to the manner of Tenant’s use or occupancy of the Premises, any such insurance shall be canceled or if cancellation thereof shall be threatened, Landlord shall give prompt notice thereof to Tenant and, provided such manner of use shall not have been made of the Premises by Landlord prior to the date hereof, then Tenant shall indemnify Landlord against any liability that would have been covered by such canceled insurance.

13.                                DAMAGE AND DESTRUCTION.

A.                                   In case of any material damage to or destruction of any portion of the Premises, Tenant shall promptly give written notice thereof to Landlord. If any portion of the Premises shall be partially damaged by fire or other casualty, then Landlord, except as otherwise provided herein, shall proceed promptly and with due diligence to repair and restore the damaged portion to substantially the same condition and quality as prior to such damage. If any part of the Premises shall be damaged, but not such a substantial portion thereof as to impair Tenant’s ability to conduct Tenant’s business in Tenant’s normal course, then such portion thereof as has been rendered untenantable by reason of such damage shall be repaired by Landlord and until such repairs are completed, the Base Rent payable hereunder shall be abated to the extent that such Base Rent for such portion relates to the total space for the period from the date of such damage to the date when such portion shall have been made tenantable. Tenant understands that Landlord will not carry insurance of any kind on Tenant’s property, to wit: Tenant’s goods, inventory, furniture or furnishings or any fixtures, equipment, or improvements, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

B.                                     In the event the Premises is totally destroyed or such portion thereof is damaged as will prevent Tenant from conducting Tenant’s business in Tenant’s normal course, Landlord, at Landlord’s sole option and expense, may promptly and with due diligence repair and restore the Premises or the damaged portion thereof to substantially the same condition and quality as prior to such damage.

(i)                                     If in the reasonable opinion of a licensed architect retained by Landlord, the Premises cannot be substantially repaired or restored within forty-five (45) days from the date of damage or destruction, the Lease and the leasehold interest herein granted may be terminated by either party by written notice delivered to the other party within thirty (30) days after the date of receipt of notice from Landlord’s architect setting forth the projected repair period. Notice of termination by either party to the other party will specify a date, not less than ten (10) days after the date of such notice, for such termination. In the event of giving of such notice of termination, this Lease shall expire as of the date specified in such notice with the same effect as if such date where the date hereinbefore specified for the expiration of the Term, and the Base Rent payable hereunder shall be apportioned as of such date of such fire or other casualty, subject to abatement, if any, as and to the extent provided in Section 13(a) hereof.

(ii)                                  Notwithstanding the provisions of this Section 13(a), in the event the Premises is destroyed or damaged to the extent of thirty-three percent (33%) or more of the replacement value thereof during the last two (2) years of the Term or during the last year of any Option Period of the Lease, then either Tenant or Landlord may elect to terminate this Lease as of the date of such damage or destruction by giving written notice to the other within sixty (60) days of such damage or destruction except Tenant can negate Landlord’s termination if Tenant exercises any applicable renewal option. If this Lease is terminated as herein provided, then all prepaid rent and other charges paid in advance by Tenant shall be refunded by Landlord to Tenant.

14.                                CONDEMNATION.

A.                                   In the event that at any time during the Term, title to the whole or materially all of the Building shall be taken by the exercise of the right of condemnation or eminent domain or by agreement between the Landlord and those authorized to exercise such right, this Lease shall terminate and expire on the date of such taking and the rent provided to be paid by the Tenant shall be apportioned and paid to the date of such taking.

B.                                     Tenant, at Tenant’s cost and expense, shall be entitled to separately claim, in any condemnation proceeding, any damages payable for movable trade fixtures and leasehold improvements paid for and installed by Tenant without any contribution or reimbursement therefore by Landlord, and for Tenant’s loss of business, and for Tenant’s relocation costs; provided Landlord’s award is not reduced or otherwise adversely affected thereby.

15.                                SUBORDINATION; NONDISTURBANCE.

A.                                   Upon Landlord’s written request, Tenant will execute and deliver to Landlord an agreement in recordable form subordinating Tenant’s rights to the lien of any mortgage hereafter encumbering the Premises. Tenant, however, will not be required to subordinate Tenant’s rights hereunder to any mortgage unless and until the holder of such mortgage executes and delivers to Tenant a written agreement providing in substance (i) that so long as Tenant faithfully discharges Tenant’s obligations under this Lease, Tenant’s right of possession to the Premises and other rights under this Lease will not be affected by any default by Landlord under any instrument creating or secured by such mortgage, and (ii) that in the event of foreclosure or any other enforcement of such mortgage, the rights of Tenant hereunder will expressly survive and this Lease will continue in full force and effect. If any mortgage, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

B.                                     Landlord represents and warrants that no lien encumbers the Premises on the date of this Lease.

16.                                NONWAIVER.

Neither a failure by either party to exercise any of its options hereunder, nor failure to enforce its rights or seek its remedies upon any default, nor the acceptance by the Landlord of any rent accruing before or after any default, shall effect or constitute a waiver of such party’s right to exercise such option, to enforce such right, or to seek such remedy with respect to that default or to any prior or subsequent default.

17.                                QUIET ENJOYMENT.

If Tenant pays the rent Tenant is obligated hereunder to pay, and observes all other terms, covenants and conditions hereof, Tenant may peaceably and quietly have, hold and enjoy the Premises during the Term, subject, however, to all the terms of this Lease.

18.                                ASSIGNMENT AND SUBLETTING.

A.                                   Tenant shall not sublet the Premises, nor any part thereof, nor assign, or otherwise dispose of this Lease or any interest therein, or any part thereof, without Landlord’s prior written consent in each of the foregoing cases, which consent shall not be unreasonably withheld or delayed. Landlord’s disapproval of a proposed assignee or sublessee will be considered reasonable if the proposed assignee or sublessee is not of a generally comparable quality with Tenant, if the proposed use of the Premises is not compatible with the Premises, and if the proposed assignee or sublessee is not the same assignee or sublessee as the case may be, of either Building No. 2 or Building No. 3, currently under lease to the Tenant.

B.                                     Notwithstanding the provisions of Section 18A hereof, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord’s consent, to any corporation that controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity that acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises.  Tenant and any guarantor of the obligations of Tenant under this Lease shall remain liable despite any assignment or sublease of this Lease by Tenant pursuant to this Section 18.

19.                                ENTRY.

Landlord, and any mortgagee, and their respective duly authorized representatives shall have the right upon giving Tenant prior written notice to enter the Premises at all reasonable times for the purposes of inspecting the conditions of same, and making such repairs, alterations, additions, or improvements thereto as may be necessary or desirable if Tenant fails to do so as required hereunder (but the Landlord shall have no duty whatsoever to make any such inspections, repairs, alterations, additions, or improvements).

20.                                DEFAULT.

A.                                   The following shall be defined and deemed as an “Event of Default” by Tenant: (i) if Tenant shall default in the payment of the Base Rent and other payments and amounts due Landlord by the Tenant under this Lease and if Tenant shall fail to cure said default within fifteen (15) days after receipt of notice of such default from Landlord; or, (ii) if Tenant shall default in the performance or observance of any other non-financial term, covenant or condition to be performed or observed by Tenant under this Lease and if Tenant shall fail to cure said default within thirty (30) days after receipt of notice of said default from Landlord or if such default is of a nature which cannot be corrected in thirty (30) days, if Tenant shall fail to commence to cure same within thirty (30) days and thereafter diligently pursue such cure to completion, or (iii) if an Event of Default (as that term is defined in each of the Leases referenced in this subsentence (iii)) shall occur in either of the following Leases between the Landlord and Tenant: Industrial Lease dated July 13, 2004 covering a portion of the building designated as “Building No. 2” located within the Project or Industrial Lease dated as of September 2, 2003 covering the building designated at “Building No. 3” located within the Project.

(i)                                     In case of any Event of Default hereinbefore provided, the Landlord shall have the immediate right of reentry and may remove all persons and property from the Premises by summary proceedings, force or otherwise. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention to be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(ii)                                  In addition, in the event of any Event of Default (whether or not Landlord shall elect to re-enter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by laws), Landlord shall have the right, at Landlord’s option,

1)                                      to terminate this Lease on not less than two (2) days’ notice to Tenant and upon the giving of said notice, this Lease and the term hereof shall cease and expire on the date set forth in said notice as if said date where the expiration originally set forth herein, or

2)                                      to relet the Premises or any part(s) thereof for such term or terms (which may extend beyond the Term) and at such rental(s) and upon such other terms and conditions as Landlord in Landlord’s sole discretion may deem advisable. Landlord shall have the right from time to time to make such alterations and repairs as may be reasonably necessary in order to relet the Premises. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than rents due hereunder) of Tenant to Landlord, second, to the payment of any costs and expenses of such reletting, including, without limitation, reasonable attorneys’ fees and of the cost of such alterations and repairs, third, to the payment of rents due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rents and other payments required to be made by Tenant hereunder as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without being obliged to await the end of the term for a final determination of Tenant’s account, and the commencement or maintenance of any one or more actions for further accruals pursuant to the provisions of this section. If such rentals to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly subject to Landlord’s right of action(s) or proceeding(s) as aforesaid. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(iii)                               Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach as damages for loss of the bargain and not as a penalty, including the cost of recovering the Premises, reasonable attorneys’ fees, and including the present value determined by using a discount rate of eight percent (8%), at the time of such termination, of the excess if any, of the amount of rental and charges equivalent to rental reserved in this Lease for the remainder of the Term, over the aggregate rental value of the

Premises for the remainder of such term, all of which shall be immediately due and payable from Tenant to Landlord. If any laws shall validly limit the amount of the damages provided for in the immediately preceding sentence to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such laws.

B.                                     Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required of performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In the event Landlord fails to discharge any obligation set forth in this Lease on or before the date such obligation or payment is due, Tenant may, at Tenant’s option, discharge such obligation. Tenant shall use reasonable efforts to mitigate its damages after a default by the Landlord. In the event Tenant elects to discharge Landlord’s obligation(s), Landlord agrees to reimburse Tenant on demand for the amount of expenses incurred by Tenant.

21.                                ENVIRONMENTAL PROVISIONS.

A.                                   For the purposes of this Section 21, the following shall have the respective meanings set forth below:

(i)                                     “Hazardous Material” means any substance, material or waste which is regulated by any applicable governmental authority of the United States or the State of South Carolina, including without limitation, any material, substance or waste which is defined as “hazardous”, “hazardous waste”, “hazardous material”, “hazardous substance”, “extremely hazardous waste”, “restricted hazardous waste”, “pollutant”, “contaminant”, “toxic substance” or “toxic waste” under any provision of any applicable Environmental Law, and includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

(ii)                                  “Hazardous Materials Contamination” means any disposal, transportation, storage, arranging of disposal, spillage, discharge, emission, leakage, release or threatened release of any Hazardous Materials at, in, on, under, from, about, or affecting the soil, air, water, fixtures, personal property, animals or buildings.

(iii)                               “Environmental Condition” means any unlawful environmental condition, event or circumstance.

(iv)                              “Damages” means all demands, claims, actions, assessments, losses, damages, liabilities, costs and expenses of every nature (including, without limitation, reasonable attorneys’ fees, fines, penalties and costs of settlements of any kind), known or unknown, foreseen or unforeseen, contingent or otherwise.

(v)                                 “Landlord-Related Party” means an employee, agent, contractor, licensee, customer, invitee or affiliate of Landlord, but specifically excludes Tenant and any other lessee or tenant of the Project. “Tenant-Related Party” means an employee, agent, contractor, licensee, customer, invitee or affiliate of Tenant but specifically excludes Landlord.

B.                                     Landlord shall defend, indemnify, protect and hold Tenant harmless against Damages resulting from or arising out of the following Hazardous Materials Contamination or Environmental Conditions:

(i)                                     existing or occurring within the Premises on or before Tenant takes occupancy of the Premises or after the expiration or early termination of the Term but only to the extent not caused by Tenant or a Tenant-Related Party; or

(ii)                                  existing or occurring within the Premises or any other portion of the Project and caused by Landlord or a Landlord-Related Party.

C.                                     Tenant shall defend, indemnify, protect and hold Landlord harmless against all Damages resulting from or arising out of Hazardous Materials Contamination or Environmental Conditions existing or occurring within the Premises or any other portion of the Building and/or Project and caused by Tenant or a Tenant-Related Party, but only to the extent not caused by Landlord or a Landlord-Related Party.

D.                                    The Tenant shall not store and handle Hazardous Materials at, on, near or within the Premises.

E.                                      The obligations and liabilities of both parties under this Section 21 shall survive the Term of this Lease.

F.                                      The failure by either party to abide by the terms of this Section 21 shall be restrainable by injunction.

22.                                SURRENDER OF TENANT.

A.                                   Tenant will surrender possession of the Premises and remove all goods and production equipment and other personal property owned by Tenant at the end of the Term, or at such other time as Landlord may be entitled to re-enter and take possession of the Premises pursuant to any provision of this Lease, and Tenant shall leave the Premises broom clean and in good order and condition, ordinary wear and tear excepted, except in the event of termination due to fire or other casualty pursuant to Section 13 or termination due to condemnation pursuant to Section 14. Tenant shall deliver to Landlord all keys, locks and other fixtures connected with the Premises (such fixtures shall include, but are not limited to: HVAC systems and all Tenant improvements) in good repair, order and condition. In default of such surrender of possession and removal of goods and chattels at the time aforesaid, Tenant will pay to Landlord the rent set forth in this Lease for such period as Tenant either holds over possession of the Premises or allows Tenant’s goods and production equipment or other personal property at such time to remain in the Premises, and in addition thereto, statutory penalties and all other damages which Landlord shall suffer by reason of Tenant’s holding over in violation of the terms and provisions of this Lease, including, without limitation, all reasonable claims for damages made by any succeeding tenant or purchase of the Premises against Landlord which may be founded upon delay by Landlord in giving possession of the Premises to such succeeding tenant or purchaser, so far as such damages are occasioned by the unlawful holding over of Tenant.

B.                                     Tenant shall have the absolute right to remove all of Tenant’s goods, production equipment, and other personal property from the Premises at any time during the Term.

C.                                     Notwithstanding any other term or provision of this Lease to the contrary, Tenant shall be responsible for the prompt, efficient and total clean-up and removal of all raw materials, packaging, waste (solids, solvents, lubricants), and any hazardous wastes placed, abandoned or located on the Premises and the area surrounding the Premises by Tenant (or any of Tenant’s employees, agent, invitees or subcontractors) during the Term hereof.

D.                                    The liability and the obligations of Tenant under this section shall survive the termination of this Lease.

23.                                FORCE MAJEURE.

In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance or any act (other than either party’s monetary obligations), by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, war, Acts of God, or other reason beyond its reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the actual period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond the reasonable control of either party.

24.                                SECURITY DEPOSIT.

No security deposit shall be required.

25.                                COMMISSIONS.

Both Landlord and Tenant acknowledge that no real estate broker is involved with respect to this Lease and the negotiations thereof. Both parties agree to hold each other harmless from any claims for commissions arising out of this Lease.

26.                                ESTOPPEL CERTIFICATE.

At any time and from time to time Landlord and Tenant each agree, upon request in writing from the other, promptly to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that this Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same, the dates to which the Rent and other charges have been paid, and such other matters may be reasonably requested.

27.                                MISCELLANEOUS PROVISIONS.

A.                                   All notices under this Lease shall be in writing and shall be deemed given if delivered personally or by overnight courier or if sent by confirmed facsimile transmitted during the regular business hours of the recipient, or when mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to the parties at their addresses as set forth below (or at such other address as a party may from time to time designate by written notice given in accordance with this Section):

TO TENANT:	TO LANDLORD:

Force Protection, Inc Force Protection Industries, Inc. 9801 Highway 78 Ladson, SC 29456	Aerospace/Defense, Inc. 4838 Jenkins Avenue North Charleston, SC 29406
ATTN: Ted McQuinn Fax No: 843-329-0380	ATTN: Jerry Zucker or Jerry Garfinkle Fax No: (843) 747-4092

B.                                     It is the intention of the parties hereto to create the relationship of Landlord and Tenant, and no other relationship whatsoever, and unless expressly otherwise provided herein nothing herein shall be construed to make the parties hereto liable for any of the debts, liabilities or obligations of the other party.

C.                                     This Lease shall be governed exclusively under the laws of the State of South Carolina. Each of the parties (i) irrevocably consents to the exclusive jurisdiction of any state or federal court located within Charleston County, South Carolina, and (ii) waives trial by a jury.

D.                                    If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

E.                                      Failure on the part of either party to complain of any action or non-action on the part of the other party, no matter how long the same may continue, shall never be deemed to be a waiver by either party of any of its rights hereunder. Acceptance by Landlord of the Base Rent or any other charges paid by Tenant hereunder shall not be or be deemed to be a waiver by Landlord of any default by Tenant, whether or not Landlord knows of such default. No waiver at any time of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereunder and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.

F.                                      Tenant acknowledges and agrees that the submission of this Lease to Tenant for its review and consideration shall not and does not constitute an offer to lease the Premises. Tenant and Landlord understand and agree that there can be no agreement for the lease of the Premises until all parties hereto have signed, delivered and accepted this Lease and any Security Deposit required pursuant to Section 24 has been delivered and accepted.

G.                                     The captions of the several Sections and Subsections of this Lease and any table of contents are not a part of the context hereof and shall be ignored in construing this Lease. They are intended only as aids in locating various provisions hereof.

H.                                    Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except the rights contained herein for the benefit of a mortgagee of the Landlord and except as provided in the following Subsection (I).

I.                                         Except as expressly otherwise provided herein, the terms, covenants and conditions hereof shall inure to the benefit of and shall be binding upon Landlord and Landlord’s successors and assigns and the terms, covenants and indentures hereof shall inure to the benefit of and shall be binding upon Tenant and Tenant’s successors, legal representatives, and permitted assigns.

J.                                        This constitutes the entire and complete agreement between the parties with respect to its subject matter. This Lease has been mutually negotiated by the parties and no rule of construction shall be implied based upon the presumed drafter or author of this Lease.

K.                                    This Lease may only be amended by a writing specifically referencing this Subsection 27K and duly executed by authorized officers for both parties.

IN WITNESS WHEREOF, the parties hereto have duly executed this instrument under seal as of the day and year first above written.

IN THE PRESENCE OF:

/s/ illegible 6/7/05	Landlord:

AEROSPACE/DEFENSE, INC.

	By:	/s/ M. Jerry Garfinkle
	Name:	M. Jerry Garfinkle
	Title:	Assistant Secretary 6/7/05

IN THE PRESENCE OF:

/s/ illegible 6/4/05	Tenant:

FORCE PROTECTION INDUSTRIES, INC.

	By:	/s/ Ted M. McQuinn
	Name:	Ted M. McQuinn
	Title:	President 6/4/05

IN THE PRESENCE OF:

/s/ illegible 6/4/05	FORCE PROTECTION INDUSTRIES,
INC.

	By:	/s/ Gordon McGilton
	Name:	Gordon McGilton
	Title:	CEO 6/4/05